UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2010

Mercer Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25425	23-2934601
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Highway 31, Pennington, New Jersey		08534
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 737-0426

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 12, 2010,  Mercer Insurance Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Company’s Proxy Statement dated March 25, 2010.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected three individuals to serve as Class I members of the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
George T. Hornyak, Jr.	4,273,947	262,463	685,457
Samuel J. Malizia	4,273,975	262,435	685,457
Andrew R. Speaker	4,255,857	280,553	685,457

Proposal No. 2.  The Company’s shareholders ratified the appointment of KPMG LLP, of Philadelphia, Pennsylvania, as the Company’s independent registered public accounting firm for the year ending December 31, 2010, as set forth below:

Votes For	Votes Against	Abstentions
5,164,874	53,312	3,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INSURANCE GROUP, INC.

Dated:	May 14, 2010	By:	/s/ David Merclean
David Merclean Chief Financial Officer